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                                                                    EXHIBIT 10.2

                                    REVOLVING NOTE

                                                       Boston,  Massachussetts
                                                             December 17, 1998
$750,000.00

     FOR VALUE RECEIVED, the undersigned NEXAR TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ATEC GROUP, INC., ("ATEC") in accordance with the terms and conditions of the Debtor-In-Possession Revolving Credit and Security Agreement dated the date hereof executed by and between the Borrower and ATEC (the Debtor-In-Possession Revolving Credit and Security Agreement is hereinafter referred to as "DIP Loan Agreement"), the lesser of (i) the principal sum of Seven Hundred Fifty Thousand ($750,000.00) Dollars or (ii) the aggregate unpaid principal amount of the Advances (as defined in the DIP Loan Agreement) if Advances of less than $750,000.00 are made by the ATEC to the Borrower pursuant to the DIP Loan Agreement (provided that the Borrower shall in no event be obligated to pay any principal in excess of actual amounts outstanding under the DIP Loan Agreement) and to pay interest on the unpaid principal amount of each Advance from the date thereof at the rates per annum and for the periods set forth in or established by the DIP Loan Agreement and calculated as provided therein.

     All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after maturity whether at stated maturity, by acceleration or otherwise, at the Post-Default Rate (as defined in the DIP Loan Agreement) and all such interest shall be payable as provided in the DIP Loan Agreement.

     To secure payment of this Note, the Borrower has granted to the ATEC a security interest under the Massachusetts Uniform Commercial Code, and under the terms of the DIP Loan Agreement in all of the collateral (the "Collateral") described therein. This security interest covers any and all proceeds and products of the Collateral.

     Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that interest payments shall not be required to be made to ATEC to the extent that ATEC's charging thereof would not be permissible under the law or laws applicable to ATEC limiting rates of interest which may be charged or collected by ATEC. If at any time interest on the indebtedness evidenced hereby would otherwise exceed the highest lawful rate, only such highest lawful rate will be paid by Borrower to ATEC. Should any amount be charges to Borrower by ATEC in excess of such highest lawful amount, such excess be deemed to have been paid in reduction of the principal balance of the Advances.

     Payment of both principal and interest on this Note shall be made at the office of ATEC at 90 Adams Avenue, Hauppauge, New York, or such other place as the holder hereof shall designate

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to the Borrower in writing, in lawful money of the Unites States of America in immediately available funds.

     This Note is the Note referred to in the DIP Loan Agreement, is secured in the manner provided therein, may be prepaid without penalty upon and subject to the terms and conditions thereof and is entitled to the benefits thereof.

     Upon the occurrence and during the continuance of any Event of Default, (as defined in the DIP Loan Agreement), the principal amount of and all accrued interest on this Note may be immediately declared due and payable by ATEC in the manner and with the effect provided for the DIP Loan.

     The Borrower and each and every endorser of the note and each other person who may become liable for all or any part of the obligation evidenced hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

     The Borrower agrees to pay all reasonable costs and expenses of collection, including without limitation, ATEC's reasonable attorneys' fees, costs and disbursements, in the event that any action, suit or proceeding is brought by the holder hereof to collect on this Note.

     IN WITNESS WHEREOF, the Borrower has executed this Revolving Note by its duly authorized officer on the date and year first above written.


                                        NEXAR TECHNOLOGIES, INC.



                                        --------------------------------------
[Corporate Seal]                        By: Albert J. Agbay
                                        Title:  Chief Executive Officer

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